FOR IMMEDIATE RELEASE                                       [CASTLE BRANDS LOGO]

Castle Brands Inc.
570 Lexington Avenue
New York, NY  10022
646-356-0200
www.castlebrandsinc.com

INVESTOR RELATIONS CONTACT:
INTEGRATED CORPORATE RELATIONS
Kathleen Heaney (203) 803-3585
ir@castlebrandsinc.com

        CASTLE BRANDS REPORTS THIRD QUARTER FISCAL 2007 FINANCIAL RESULTS

          CASTLE BRANDS ANNOUNCES LARGEST QUARTERLY CASE SALES TO DATE
            BORU VODKA U.S. CASE SALES INCREASE 46% IN THIRD QUARTER

NEW YORK, NY, FEBRUARY 12, 2007. Castle Brands Inc. (AMEX:ROX), an emerging global premium spirits company reported financial results for the three months ending December 31, 2006, the third quarter of its 2007 fiscal year. U.S. case sales increased 8% to 48,593 nine liter cases in the third quarter and total case sales increased 6% to 91,682 nine liter cases despite a strong comparable quarter in the prior year. The quarter represented an all-time record quarter for case sales. Boru Vodka case sales showed particular strength in the U.S., increasing 46% in the quarter, before the launch of the new Boru packaging this spring. For the nine months ending December 31, 2006, total case sales increased to 242,295 cases, an 11% increase over the same period in the prior year. Net of non-recurring, one-off and discontinued sales of approximately 9,700 cases of
Irish Cream, year over year recurring sales in the fiscal third quarter ended
December 31, 2006 increased by 19,700 cases or 30%.

The U.S. accounted for 58% and international 42% of total nine months' sales.
Based on its third quarter results, Castle Brands estimates case sales for its
2007 fiscal year ending March 31, 2007 will be in the range of 310,000 to
315,000 nine-liter cases.

Castle Brands reported net sales of $7.4 million for the quarter and $19.1 million for the nine months ended December 31, 2006, increases of 0.3% and 9%
over the respective periods in the prior year. The relatively low revenue growth in the quarter was principally a result of the timing of distributor purchases and the product mix for the quarter. There was also an increase in direct imports of container shipments by our U.S. distributors, in which the distributors pay the federal excise taxes, resulting in lower average revenue per case paid to Castle Brands.

The gross profit margin in the third quarter increased 100 basis points to 33.1%
for the three months ended December 31, 2006, compared to gross profit margins of 32.1% for the same period in 2005. The improvement in the gross margin was primarily attributable to a change in the sales mix. Selling expenses in the three months ended December 31, 2006 totaled $4.6 million, up 27% from the same period in the prior year. These higher costs were primarily due to an increase in distributor incentives and sales costs in support of building the brands, including significant investments in Gosling's Rum.

The company reported a net loss of $3.7 million for the third fiscal quarter
2007, compared to a net loss of $3.6 million for the same period for fiscal
2006. The net loss continues to reflect increased marketing costs to enhance brand awareness as well as increased public company expenditures. For the nine month period ended December 31, 2006 the company reported a net loss of $12.0 million, compared to a net loss of $9.6 for the comparable nine month period ended December 31, 2005. The increase in the loss reflects in part the added cost of operating as a public company, adoption of SFAS 123R (Stock

Based Compensation), as well as continued focus on sales and marketing to grow the expanding portfolio of brands.

Cash and cash equivalents were $11.0 million at December 31, 2006, despite large increases in receivables and inventories and the payment of the $1.3 million cash portion of the McLain and Kyne acquisition.

Mark Andrews, CEO of Castle Brands commented, "I continue to be pleased with the way the business is evolving. Our multi-year investment in the development of a
U.S. distribution network coupled with a broader product portfolio enabled the company to deliver faster growth in the U.S. than the overall company growth during the most recent quarter. We are pursuing several initiatives to increase international sales growth in the future. Mr. Andrews added "In the last year, we have ceased distribution of certain low margin Irish cream products. This change to the business, together with the impact of certain one-off sales which occurred in the third quarter fiscal 2006, resulted in a short term decline in our case sales of liqueurs. We believe, however, that this change will allow us to focus on higher-margin liqueurs going forward."

Reflecting further upon the three months ended December 31, 2006, Mr. Andrews added, "The third quarter represented a period of development for us, as we completed the acquisition of Jefferson's Reserve, Jefferson's and Sam Houston
bourbons, which have received strong interest from our distributors and from which we expect to see positive case sales impact next year. We also strengthened our senior management team during the quarter with the hiring of a
Chief Commercial and Marketing Officer, Mr. Claes Fick, who formerly ran Absolut
Vodka in the U.S. and Europe, and a new Chief Financial Officer, Mr. Herb
Roberts who was formerly the CFO of Helicon, a cable television company. Both of these gentlemen will provide invaluable expertise assisting the company in achieving its business and financial objectives."

CONFERENCE CALL

Castle Brands will host a conference call to discuss third quarter results on
Monday, February 12, 2007 at 4:40 p.m. ET. All interested parties in the U.S.
are invited to join the conference by dialing (800) 289-0468 and asking for the
Castle Brands call. International callers should dial (913) 981-5519 and ask for the Castle Brands call. The access code is 4629087. The Company suggests that participants dial in approximately ten minutes in advance of the 4:30 p.m. ET start of the conference call.

The conference call will be webcast and can be accessed from the Investor
Relations section of the Company's website at www.castlebrandsinc.com or by clicking on the following link:
http://investor.castlebrandsinc.com/eventdetail.cfm?EventID=34232.

For those unable to participate in the live call, a replay will be available by calling (888) 203-1112 (U.S.) or (719) 457-0820 (international). The access code is 4629087. A digital audio recording of the conference call will also be available on the Castle Brands website approximately one hour after the conclusion of the conference call. The replay will be available for at least 30 days following the conference call.

MORE ABOUT CASTLE BRANDS INC.

Castle Brands is an emerging developer and international marketer of premium branded spirits within four growing categories of the spirits industry: vodka, rum, whiskey and liqueurs/cordials. Castle Brands' portfolio includes Boru(R)
Vodka, Gosling's Rum(R), Sea Wynde(R) Rum, Knappogue Castle Whiskey(R),
Clontarf(R) Irish Whiskey, Jefferson's(TM) and Jefferson's Reserve(R) Bourbon,
Sam Houston(R) Bourbon, Celtic Crossing(R) Liqueur, Pallini(R) Limoncello(TM),
Raspicello(TM) and Peachcello(TM) and Brady's(R) Irish Cream. (ROX-E)

FORWARD LOOKING STATEMENTS

This press release includes statements of our expectations, intentions plans and beliefs that constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities
Exchange Act of 1934 and are intended to come within the safe harbor protection provided by those sections. These statements, which involve risks and uncertainties, relate to the discussion of our business strategies and our expectations concerning future operations, margins, profitability, liquidity and capital resources and to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable. We have used words such as "may," "will," "should," "expects," "intends," "plans,"
"anticipates," "believes," "thinks," "estimates," "seeks," "expects,"
"predicts," "could," "projects," "potential" and other similar terms and phrases, including references to assumptions, in this press release to identify forward-looking statements. These forward-looking statements are made based on expectations and beliefs concerning future events affecting us and are subject to uncertainties, risks and factors relating to our operations and business environments, all of which are difficult to predict and many of which are beyond our control, that could cause our actual results to differ materially from those matters expressed or implied by these forward-looking statements.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this press release and the documents incorporated by reference. New risks and uncertainties arise from time to time, and we cannot predict those events or how they may affect us. We assume no obligation to update any forward-looking statements after the date of this press release as a result of new information, future events or developments, except as required by the federal securities laws.

                       CASTLE BRANDS INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                               THREE MONTHS ENDED                  NINE MONTHS ENDED
                                                  DECEMBER 31,                        DECEMBER 31,
                                          -----------------------------     -----------------------------
                                             2006              2005              2006            2005
                                          ------------     ------------     ------------     ------------
                                                                                               (AUDITED)

Sales, net ...........................    $  7,380,605     $  7,359,281     $ 19,093,072     $ 17,450,819
Cost of sales ........................       4,938,243        4,997,850       12,733,747       11,313,126
                                          ------------     ------------     ------------     ------------
Gross profit .........................       2,442,362        2,361,431        6,359,325        6,137,693
                                          ------------     ------------     ------------     ------------
Selling expense * ....................       4,599,783        3,616,145       12,836,429        9,965,930
General and administrative expense **        2,101,331        1,659,034        6,235,824        4,032,304
Depreciation and amortization ........         262,926          232,920          743,214          674,748
                                          ------------     ------------     ------------     ------------
Operating loss .......................      (4,521,678)      (3,146,668)     (13,456,142)      (8,535,289)
                                          ------------     ------------     ------------     ------------
Other income .........................           1,096          (30,624)           5,040            3,508
Other expense ........................         (21,132)          (9,468)         (36,998)         (28,077)
Foreign exchange gain/(loss) .........         483,799         (258,868)       1,143,588         (556,592)
Interest expense, net ................        (208,093)        (413,317)        (706,700)      (1,037,521)
Write-off of deferred financing costs
   in connection with conversion of 6%
   subordinated convertible notes ....             -                -           (295,368)             -
Current credit on derivative financial
   instrument ........................         132,255            3,702          121,397           18,752
Income tax benefit ...................          37,033           37,037          111,109          111,113
Minority interests ...................         366,208          204,385        1,101,422          428,442
                                          ------------     ------------     ------------     ------------
Net loss .............................    $ (3,730,512)    $ (3,613,821)    $(12,012,652)    $ (9,595,664)
Preferred stock dividends ............             -            421,890           48,238        1,113,652
                                          ------------     ------------     ------------     ------------
Net loss attributable to common
   stockholders ......................    $ (3,730,512)    $ (4,035,711)    $(12,060,890)     (10,709,316)
                                          ============     ============     ============     ============
Net loss attributable to common
   stockholders per common share
   Basic .............................    $      (0.31)    $      (1.30)    $      (1.02)    $      (3.45)
                                          ============     ============     ============     ============
   Diluted ...........................    $      (0.31)    $      (1.30)    $      (1.02)    $      (3.45)
                                          ============     ============     ============     ============
Weighted average shares used in
   computation
   Basic .............................      12,051,045        3,106,666       11,827,837        3,106,666
                                          ============     ============     ============     ============
   Diluted ...........................      12,051,045        3,106,666       11,827,837        3,106,666
                                          ============     ============     ============     ============

*    Includes amortization of stock based compensation of $136,604 for the three month period and $358,076 for the nine month period, each ended December
     31, 2006, as a result of the prospective adoption of SFAS 123(R) as of
     April 1, 2006.
**   Includes amortization of stock based compensation of $149,377 for the three month period and $699,320 for the nine month period, each ended December
     31, 2006, as a result of the prospective adoption of SFAS 123(R) as of
     April 1, 2006.

                       CASTLE BRANDS INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                               DECEMBER 31,       MARCH 31,
                                                                                  2006              2006
                                                                              ------------     ------------
                                                                               (UNAUDITED)        (AUDITED)

ASSETS
CURRENT ASSETS
   Cash and cash equivalents ...............................................  $ 11,031,765     $  1,392,016
   Accounts receivable- net of allowance for doubtful accounts of
     $463,351 and $395,207 .................................................     8,632,373        3,511,215
   Due from affiliates .....................................................     1,048,359          953,616
   Inventories .............................................................     9,514,110        6,673,235
   Prepaid expenses and other current assets ...............................     1,232,904        1,021,369
                                                                              ------------     ------------
   TOTAL CURRENT ASSETS ....................................................    31,459,511       13,551,451
                                                                              ------------     ------------

EQUIPMENT--net .............................................................       538,749          407,983

OTHER ASSETS
   Intangible assets- net of accumulated amortization of $2,013,125 and
     $1,379,389 ............................................................    13,428,433       13,936,427
   Goodwill ................................................................    13,636,650       11,649,430
   Deferred registration costs .............................................           -          2,823,594
   Restricted cash .........................................................       497,667          362,293
   Other assets ............................................................       635,379          913,032
                                                                              ------------     ------------
   TOTAL ASSETS ............................................................  $ 60,196,389     $ 43,644,210
                                                                              ============     ============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
CURRENT LIABILITIES
   Current maturities of notes payable and capital leases ..................  $  1,088,007     $  3,678,547
   Accounts payable ........................................................     3,173,466        3,757,515
   Accrued expenses, put warrant payable and derivative instrument .........     3,268,496        2,986,188
   Due to stockholders and affiliates ......................................     2,353,982        2,121,334
   Convertible stockholder notes payable ...................................           -          1,660,148
   Stockholder notes payable ...............................................           -            147,113
                                                                              ------------     ------------
   TOTAL CURRENT LIABILITIES ...............................................     9,883,951       14,350,845
                                                                              ------------     ------------
LONG TERM LIABILITIES
   Senior notes payable ....................................................     9,287,098        4,594,791
   Notes payable and capital leases, less current maturities ...............     9,006,148       15,350,640
   Preferred stock and preferred membership units dividends payable ........           -          1,546,480
   Deferred tax liability ..................................................     2,592,406        2,703,515
                                                                              ------------     ------------
                                                                                30,769,603       38,546,271
                                                                              ------------     ------------
REDEEMABLE CONVERTIBLE PREFERRED STOCK
   Redeemable convertible preferred stock Series A, B, C; 4,103,750 shares designated; 4,089,463 shares outstanding at March 31, 2006,
     liquidation preference of $33,326,484 ...........................           -         28,447,683
                                                                              ------------     ------------
COMMITMENTS AND CONTINGENCIES
MINORITY INTERESTS .........................................................     1,573,309        2,674,731
                                                                              ------------     ------------
STOCKHOLDERS' EQUITY (DEFICIENCY)
   Common stock, $.01 par value, 20,500,000 shares authorized, 12,109,741 and
    3,106,666 shares issued and outstanding at December 31, 2006 and
    March 31, 2006, respectively ...........................................       121,098           31,067
   Additional paid in capital ..............................................    83,751,040       17,182,405
   Accumulated deficiency ..................................................   (55,417,539)     (43,404,887)
   Accumulated other comprehensive (loss)/income ...........................      (601,122)         166,940
                                                                              ------------     ------------
   TOTAL STOCKHOLDERS' EQUITY (DEFICIENCY) .................................    27,853,477      (26,024,475)
                                                                              ------------     ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY) ....................  $ 60,196,389     $ 43,644,210
                                                                              ============     ============

                       CASTLE BRANDS INC. AND SUBSIDIARIES
                       GEOGRAPHIC AND CATEGORY CASE SALES

                                THREE MONTHS ENDED                        NINE MONTHS ENDED
                                   DECEMBER 31,                             DECEMBER 31,
                         ----------------------------------       ----------------------------------
                              2006               2005                  2006               2005
                         ---------------    ---------------       ---------------    ---------------

TOTAL
  United States                  48,593             41,315               139,230            119,100
  International                  43,089             41,315               103,065             99,228
                         ---------------    ---------------       ---------------    ---------------
   Total                         91,682             86,443               242,295            218,328
                         ===============    ===============       ===============    ===============

VODKA
  United States                  19,900             13,651                49,609             36,641
  International                  31,398             30,740                74,726             71,023
                         ---------------    ---------------       ---------------    ---------------
   Total                         51,298             44,391               124,335            107,664
                         ---------------    ---------------       ---------------    ---------------

RUM
  United States                  12,130             12,593                47,050             43,036
  International                   4,561              2,897                12,626              9,577
                         ---------------    ---------------       ---------------    ---------------
   Total                         16,691             15,490                59,676             52,613
                         ---------------    ---------------       ---------------    ---------------

WHISKEY
  United States                   2,156                837                 4,509              2,513
  International                   5,550              4,735                12,676             11,757
                         ---------------    ---------------       ---------------    ---------------
   Total                          7,706              5,572                17,185             14,270
                         ---------------    ---------------       ---------------    ---------------

LIQUEURS/CORDIALS
  United States                  14,408             18,047                38,062             36,910
  International                   1,579              2,943                 3,037              6,871
                         ---------------    ---------------       ---------------    ---------------
   Total                         15,987             20,990                41,099             43,781
                         ---------------    ---------------       ---------------    ---------------

ROX- E

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